SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

Starwood Waypoint Homes

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ		85255
(Address of principal executive offices)		(Zip Code)

(480) 362-9760
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 9, 2017, the Compensation Committee (the “Compensation Committee”) of the board of trustees of Starwood Waypoint Homes (the “Company”) amended the award agreements (the “Amendments”) for the performance share awards (“Performance Shares”) awarded on February 2, 2017.  Pursuant to the Amendments, if the Company experiences a Change of Control (as defined in the Amended Agreements, which such definition would include the recently announced merger with Invitation Homes Inc.) during year one of the three-year period of the Performance Shares, the Performance Shares shall vest based on the Company’s actual performance from the beginning of measurement period through the date of the Change of Control rather than as if “Target” levels had been achieved.  All other terms of the Performance Shares, as described in the Company’s Current Report on Form 8-K filed on February 8, 2017, were unchanged.

The foregoing summary of the Amendments is not complete and is qualified in its entirety by the full text of the Amendments, the form of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Amendment to Performance Share Award Agreement

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD WAYPOINT HOMES

Dated: August 15, 2017	By:	___/s/ Ryan Berry_______________________________________
Name: Ryan Berry
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Form of Amended Performance Share Award Agreement